UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 30, 2016

CAPITAL SOUTHWEST CORPORATION

(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Lyndon B. Johnson Freeway, Suite 1300

Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Capital Southwest Corporation (the “Company”) entered into an agreement effective August 30, 2016 for a senior secured revolving credit facility (the “Facility”) among the Company, as borrower, ING Capital LLC, EverBank Commercial Finance, Inc., AloStar Bank of Commerce, Texas Capital Bank, N.A., and Customers Bank, collectively as lenders, ING Capital LLC as administrative agent, and Texas Capital Bank, N.A. as documentation agent. The initial borrowing capacity under the Facility is $100 million. The Facility has an accordion feature which allows for an increase in the total loan size up to $150 million. The Facility is scheduled to mature on August 30, 2020. Advances under the Facility bear interest at LIBOR plus 3.25% per annum with a LIBOR floor of zero.

The Facility contains customary terms and conditions, including affirmative and negative covenants. Covenants include (1) reporting requirements, (2) maintenance of regulated investment company and business development company status (as such terms are used in the Investment Company Act of 1940, (3) minimum stockholders’ equity (as defined),  (3) minimum asset coverage ratio (as defined),  (4) minimum consolidated interest coverage ratio (as defined), (5) at any time the outstanding advances exceed 90% of the borrowing base, maintaining a minimum liquidity (as defined) of not less than 10% of the covered debt amount, and (6) minimum obligors’ net worth. The Facility also contains customary events of default including, without limitation, nonpayment, misrepresentation of representations and warranties in a material respect, breach of covenant, bankruptcy, and change of control, with customary cure and notice provisions.

The Facility is secured by (1) substantially all of the present and future property and assets of the Company and the guarantors and (2) 100% of the equity interests in the Company’s wholly owned subsidiaries.

ING Capital LLC and other lenders under the Facility, and their respective affiliates, may from time to time receive customary fees and expenses in the performance of investment banking, financial advisory or other services for the Company.

The above summary is not complete and is qualified in its entirety by the full text of the Facility and related documents.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated in this item 2.03 by reference.

Item 8.01  Other Events

On August 30, 2016, the Company issued a press release. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference

Item 9.01  Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description
10.1

Credit Agreement dated as of August 30, 2016 among Capital Southwest Corporation, the Lenders party thereto, ING Capital LLC, as administrative agent, and Texas Capital Bank, N.A., as documentation agent

10.2	Guarantee, Pledge and Security Agreement dated as of August 30, 2016
99.1	Press release issued by Capital Southwest Corporation on August 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2016

By:	/s/ Michael S. Sarner
Name: Michael S. Sarner
Title: Chief Financial Officer

EXHIBIT INDEX

Ugust 8
Exhibit No.	Description
10.1

Credit Agreement dated as of August 30, 2016 among Capital Southwest Corporation, the Lenders party thereto, ING Capital LLC, as administrative agent, and Texas Capital Bank, N.A., as documentation agent

10.2	Guarantee, Pledge and Security Agreement dated as of August 30, 2016
99.1	Press release issued by Capital Southwest Corporation on August 30, 2016